SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – May 27, 2004

(Date of Earliest Event Reported)

AK STEEL HOLDING

CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (513) 425-5000

Item 5.	Other Events.

On May 27, 2004, AK Steel entered into a $300 million revolving credit facility, secured by accounts receivable, with a syndicate of lenders. The new facility matures on July 25, 2007, with two one-year renewal options, and replaces AK Steel’s prior accounts receivable credit facility which was due to expire on September 30, 2004. Borrowings will be used for working capital and general corporate purposes. The facility can support up to $200 million in letters of credit. General Electric Capital Markets Group, Inc. is the lead arranger and General Electric Capital Corporation is the administrative agent for the new facility. Copies of the relevant material documents are attached hereto as exhibits and incorporated herein by reference.

Item 7.	Exhibits

(c) Exhibits:

4.1 Receivables Sale Agreement dated as of May 27, 2004 by and among Each of the Entities Party Thereto from Time to Time as Originators, AKS Receivables, LLC and AK Steel Corporation

4.2 Receivables Funding Agreement Dated as of May 27, 2004 by and among AKS Receivables, LLC, as Borrower, AK Steel Corporation, as Servicer, the Financial Institutions Signatory Thereto from Time to Time, as Lenders and General Electric Capital Corporation, as Lender, as Swing Line Lender and as Administrative Agent

4.3 Annex X to Receivables Sale Agreement and Receivables Funding Agreement, setting forth definitions of key terms

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn

David C. Horn Secretary

Dated: June 1, 2004

EXHIBIT INDEX

Exhibit No.	Description

4.1	Receivables Sale Agreement dated as of May 27, 2004 by and among Each of the Entities Party Thereto from Time to Time as Originators, AKS Receivables, LLC and AK Steel Corporation

4.2	Receivables Funding Agreement Dated as of May 27, 2004 by and among AKS Receivables, LLC, as Borrower, AK Steel Corporation, as Servicer, the Financial Institutions Signatory Thereto from Time to Time, as Lenders and General Electric Capital Corporation, as Lender, as Swing Line Lender and as Administrative Agent

4.3	Annex X to Receivables Sale Agreement and Receivables Funding Agreement, setting forth definitions of key terms

4